Exhibit (q)(2)
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officer of the Starboard Investment Trust (the “Trust”), a Delaware statutory trust, revokes all previous appointments and appoints Terrence O. Davis and/or Tanya Boyle and/or Katherine M. Honey and/or Tracie A. Coop, with full power of substitution, true and lawful attorney-in-fact of the undersigned to execute in name, place and stead of the undersigned and on behalf of the undersigned (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Trust of which Ashley H. Lanham is now or is on the date of such filing the Treasurer and Principal Financial Officer of the Trust, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in her name and on her behalf in the capacities indicated to enable the Trust to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of Ashley H. Lanham, pursuant to the power of attorney signed below.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 3rd day of September 2020.

/s/ Ashley H. Lanham
Ashley H. Lanham Treasurer, Principal Financial Officer, and Principal Accounting Officer